Exhibit 107
Calculation of Filing Fee Tables
Form
F-10
(Form Type)
TransCanada PipeLines Limited
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities
In U.S. Dollars

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee (3)

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	457(o)	$4,000,000,000	100%	$4,000,000,000	0.00015310	$612,400

	Total Offering Amounts					$4,000,000,000	0.00015310	$612,400

	Total Fees Previously Paid							—

	Total Fee Offsets (4)							$590,400

	Net Fee Due							$22,000

(1)
In U.S. dollars or the equivalent thereof in foreign denominated currencies or currency units or, if any debt securities are issued at an original issue discount, such greater amount as shall result in an aggregate initial offering price of U.S.$4,000,000,000.

(2)	Estimated solely for purposes of calculating the registration fee.

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(4)
Pursuant to Rule 457(p) under the Securities Act, the $254,925 remaining unused registration fee associated with the Registration Statement on
Form F-10
(333-261533)
filed on December 8, 2021, as amended (the “2021 Registration Statement”), and the $335,475 remaining unused registration fee associated with the Registration Statement on Form
F-10
(333-276558)
filed on January 18, 2024 (the “2024 Registration Statement”), is being carried forward and set off against the registration fee due for this offering. $22,000 additional registration fee has been paid with respect to this Registration Statement. See footnote (1) to Table 2 below for details regarding relevant contemporaneous fee payments.

Table 2: Fee Offset Claims and Sources
In U.S. Dollars

	Registrant of Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	TransCanada PipeLines Limited	F-10	333-261533	December 8 , 2021		$254,925 (1)	(2)	(2)	(3)	$2,750,000,000

Fee Offset Sources	TransCanada PipeLines Limited	F-10	333-261533		December 8 , 2021						$254,925

Fee Offset Claims	TransCanada PipeLines Limited	F-10	333-276558	January 18, 2024		$335,475 (1)	(2)	(2)	(3)	$4,000,000,000

Fee Offset Sources	TransCanada PipeLines Limited	F-10	333-276558		January 18, 2024						$335,475

(1)
The Registrant previously paid (x) $370,800 in registration fees with respect to the 2021 Registration Statement, of which $254,925 remains unutilized, and (y) $335,475 in registration fees with respect to the 2024 Registration Statement, which remains unutilized, and, in each case, therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $612,400, taking into consideration the available offset in an aggregate amount of $590,400, which consists of $254,925 from the 2021 Registration Statement and $335,475 from the 2024 Registration Statement, the Registrant has accordingly transmitted $22,000 otherwise due under this Registration Statement.

(2)	Debt securities as may be issued from time to time as shall result in an aggregate initial offering price of U.S.$4,000,000,000.

(3)	The Registrant has terminated or completed any offerings that included the unsold securities under each of the 2021 Registration Statement and the 2024 Registration Statement.